Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-150655 on Form S-1 of our report dated August 12, 2011, related to the consolidated financial statements and financial statement schedule of Biomet, Inc. appearing in the Annual Report on Form 10-K of Biomet, Inc. for the fiscal year ended May 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

August 31, 2011